                                                                   EXHIBIT 10.13

                               CREDIT AGREEMENT



                                by and between



                           AMERAC ENERGY CORPORATION


                                      and


                     BANK ONE, TEXAS, NATIONAL ASSOCIATION



                          Dated as of August 15, 1996

                               TABLE OF CONTENTS


                                                                        PAGE
                                                                        ----
ARTICLE 1 - DEFINITIONS AND ACCOUNTING TERMS..........................    1

    1.1   Defined Terms...............................................    1
          -------------
    1.2   Accounting Terms............................................   10
          ----------------
    1.3   Number and Gender of Words..................................   10
          --------------------------

ARTICLE 2 - TERMS OF FACILITY.........................................   10

    2.1   Advancing Commitment........................................   10
          --------------------
    2.2   Advances and Payments Under the Note........................   11
          ------------------------------------
    2.3   Repayment Provisions........................................   11
          --------------------
    2.4   Interest Rates..............................................   12
          --------------
    2.5   Commitment Fee..............................................   12
          --------------
    2.6   Facility Fee................................................   13
          ------------
    2.7   General Provisions Relating to Interest.....................   13
          ---------------------------------------
    2.8   Loans to Satisfy Obligations................................   14
          ----------------------------
    2.9   Voluntary Prepayment........................................   14
          --------------------
    2.10  Yield Protection............................................   14
          ----------------
    2.11  Automatic Debit Authority...................................   15
          -------------------------
    2.12  Security Interests in Deposits..............................   15
          ------------------------------

ARTICLE 3 - CONDITIONS PRECEDENT......................................   15

    3.1   Conditions to Initial Advance...............................   15
          -----------------------------
    3.2   Further Conditions to Each Additional Advance...............   17
          ---------------------------------------------

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES............................   18

    4.1   Existence and Good Standing.................................   18
          ---------------------------
    4.2   Due Authorization...........................................   18
          -----------------
    4.3   Valid and Binding Obligations...............................   18
          -----------------------------
    4.4   Scope and Accuracy of Financial Statements..................   18
          ------------------------------------------
    4.5   Liabilities and Litigation..................................   19
          --------------------------
    4.6   Title to Assets.............................................   19
          ---------------
    4.7   Authorizations and Consents.................................   19
          ---------------------------
    4.8   Compliance with Laws........................................   19
          --------------------

    4.9   Proper Filing of Tax Returns and Payment of Taxes Due........  19
          -----------------------------------------------------
    4.10  ERISA Compliance.............................................  20
          ----------------
    4.11  Investment Company Act Compliance............................  20
          ---------------------------------
    4.12  Public Utility Holding Company Act Compliance................  20
          ---------------------------------------------
    4.13  Lien Priority................................................  20
          -------------
    4.14  Use of Proceeds..............................................  20
          ---------------
    4.15  Full Disclosure..............................................  20
          ---------------
    4.16  Places of Business...........................................  21
          ------------------
    4.17  Subsidiaries.................................................  21
          ------------
ARTICLE 5 - AFFIRMATIVE COVENANTS......................................  21

    5.1   Maintenance and Access to Records............................  21
          ---------------------------------
    5.2   Financial Statements.........................................  21
          --------------------
    5.3   Annual Financial Statements..................................  21
          ---------------------------
    5.4   Compliance Certificates......................................  22
          -----------------------
    5.5   Statement of Material Adverse Effect.........................  22
          ------------------------------------
    5.6   Title Defects................................................  22
          -------------
    5.7   Additional Information.......................................  22
          ----------------------
    5.8   Compliance with Laws and Payment of Taxes....................  22
          -----------------------------------------
    5.9   Maintenance of Existence and Good Standing...................  22
          ------------------------------------------
    5.10  Further Assurances...........................................  22
          ------------------
    5.11  Initial Expenses of the Lender...............................  23
          ------------------------------
    5.12  Subsequent Expenses of the Lender............................  23
          ---------------------------------
    5.13  Maintenance of Tangible Property.............................  23
          --------------------------------
    5.14  Maintenance of Insurance.....................................  24
          ------------------------
    5.15  Right of Inspection..........................................  24
          -------------------
    5.16  Compliance with ERISA........................................  24
          ---------------------
    5.17  Notice.......................................................  24
          ------
ARTICLE 6 - NEGATIVE COVENANTS.........................................  25

    6.1   Other Debt of Borrower.......................................  25
          ----------------------
    6.2   Guaranty of Payment or Performance...........................  25
          ----------------------------------
    6.3   Investments..................................................  25
          -----------
    6.4   Mortgages or Pledges of Assets...............................  25
          ------------------------------
    6.5   Cancellation of Insurance....................................  25
          -------------------------
    6.6   Sales of Mortgaged Properties................................  25
          -----------------------------
    6.7   Sale and Leaseback...........................................  25
          ------------------
    6.8   Dividends and Distributions..................................  26
          ---------------------------
    6.9   Changes in Corporate Structure...............................  26
          ------------------------------

    6.10  Payment of Accounts Payable................................    26
          ---------------------------
    6.11  Transactions with Affiliates...............................    26
          ----------------------------
    6.12  Limitation on Negative Pledge Clauses......................    27
          -------------------------------------
    6.13  Nature of Business.........................................    27
          ------------------
    6.14  No Subsidiaries............................................    27
          ---------------
    6.15  Hedge Agreements...........................................    27
          ----------------

ARTICLE 7 - EVENTS OF DEFAULT........................................    27

    7.1   Events of Default..........................................    27
          -----------------
    7.2   Rights Upon Occurrence of Unmatured Event of Default.......    29
          ----------------------------------------------------
    7.3   Rights Upon Occurrence of an Event of Default..............    30
          ---------------------------------------------

ARTICLE 8 - MISCELLANEOUS............................................    31

    8.1   Notices....................................................    31
          -------
    8.2   Amendments and Waivers.....................................    31
          ----------------------
    8.3   Invalidity.................................................    31
          ----------
    8.4   Survival of Agreements.....................................    32
          ----------------------
    8.5   Successors and Assigns.....................................    32
          ----------------------
    8.6   Renewal, Extension or Rearrangement........................    32
          -----------------------------------
    8.7   Waivers....................................................    32
          -------
    8.8   Cumulative Rights..........................................    32
          -----------------
    8.9   Taxes, Etc.................................................    32
          ----------
    8.10  Exhibits; Conflicts........................................    32
          -------------------
    8.11  Titles of Articles, Sections and Subsections...............    33
          --------------------------------------------
    8.12  Jurisdiction...............................................    33
          ------------
    8.13  Counterparts...............................................    33
          ------------
    8.14  Effectiveness..............................................    33
          -------------
    8.15  Documents..................................................    33
          ---------
    8.16  Rights of Third Person.....................................    34
          ----------------------
    8.17  GOVERNING LAW..............................................    34
          -------------

                                   EXHIBITS

    Exhibit A    Form of Note
    Exhibit B    Form of Compliance Certificate

                               CREDIT AGREEMENT
                               ----------------


        This Credit Agreement, dated as of August 15, 1996, is by and between AMERAC ENERGY CORPORATION, a Delaware corporation (the "Borrower"), and BANK
                                                        --------
ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association (the "Lender").
                                                                       ------

                         W I T N E S S E T H  T H A T:
                         - - - - - - - - - -  - - - -

        The Borrower has requested the Lender to extend credit to the Borrower to enable it to borrow from time to time on or before February 16, 1997 sums not in excess of the cumulative principal amount of $1,000,000.00 to be used for the acquisition of oil and gas producing properties and for developmental drilling. The Lender agrees to extend such credit to the Borrower upon the terms and subject to the conditions hereinafter set forth.

        Now, therefore, in consideration of the mutual covenants and agreements herein contained and of the loans and commitment hereinafter referred to, the Borrower and the Lender agree as follows:

                                   ARTICLE 1
                                   ---------

                        DEFINITIONS AND ACCOUNTING TERMS
                        --------------------------------

        1.1  Defined Terms. As used in this Agreement, the following terms have
             -------------
the following meanings:

          "Advance" means a direct advance of immediately available funds by the
           -------
     Lender to the Borrower pursuant to Section 2.1 of this Agreement.

          "Advancing Rate" means a varying rate of interest per annum equal to
           --------------
     the Base Rate, from time to time in effect, plus two and one-half percent (2 1/2%).

          "Affiliate" means any Person controlling, controlled by, or under
           ---------
     common control with, any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

          "Agreement" means this Credit Agreement and all exhibits and schedules
           ---------
     hereto, as the same may be amended, supplemented, restated or otherwise modified from time to time according to the terms hereof.

          "Bank One Texas Base Rate" means at any time the rate of interest per
           ------------------------
     annum then most recently established by the Lender as its Bank One Texas Base Rate.

          "Base Rate" means, for any day, a rate per annum (rounded upwards to
           ---------
     the nearest one-eighth of one percent (1/8%)) equal to the greater of (a) the Bank One Texas Base Rate in effect on such day or (b) the sum of (i) the Federal Funds Rate in effect for such day plus (ii) one-fourth of one percent ( 1/4%). If for any reason the Lender shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including, without limitation, the inability or failure of the Lender to obtain sufficient bids or publications in accordance with the terms hereof, the Base Rate shall be the Bank One Texas Base Rate until the circumstances giving rise to such inability no longer exist. For purposes of this Agreement, any change in the Base Rate due to a change in the Bank One Texas Base Rate shall be effective on the effective date of such change in the Bank One Texas Base Rate and any change in the Base Rate due to a change in the Federal Funds Rate shall be effective on the effective date of such change in the Federal Funds Rate, all without notice to the Borrower.

          "Borrower" has the meaning indicated in the opening paragraph hereof.
           --------

          "Borrowing Request" means a written application by the Borrower for an
           -----------------
     Advance. Each such Borrowing Request shall specify the requested amount of such Advance and the requested date of such Advance.

          "Business Day" means a day other than a Saturday, Sunday or legal
           ------------
     holiday for commercial banks in the State of Texas.

          "Closing Date" means the date when all the conditions precedent set
           ------------
     forth in Section 3.1 of this Agreement have been fulfilled.

          "Collateral" means the Property now or at any time hereafter securing
           ----------
     the Obligations.

          "Commitment" means the obligation of the Lender, through the
           ----------
     Termination Date, to extend credit to the Borrower by means of Advances, provided, however, that such Advances shall not exceed either singularly or cumulatively $1,000,000.00.

          "Compliance Certificates" means the certificates of the president,
           -----------------------
     chief executive officer or chief financial or accounting officer of the Borrower submitted to the Lender from time to time pursuant to this Agreement, which certificates shall be substantially in the form attached hereto as Exhibit B.

          "Contested in Good Faith" means contested in good faith by appropriate
           -----------------------
     and lawful proceedings diligently conducted, reasonably satisfactory to the Lender, (a) in which foreclosure, distraint, sale, forfeiture, levy, execution or other similar proceedings have not been initiated or have been stayed and continue to be stayed, (b) in which a good faith contest will not materially detract from the value of the Collateral, jeopardize the Rights of the Lender with respect to the Collateral, interfere in any material respect with the operation by the Borrower of its business, or otherwise have a Material Adverse Effect, and (c) for which matter a reserve or other appropriate provision has been established to the extent required in accordance with GAAP.

          "Debt" of any Person means, to the extent of such Person's liability,
           ----
     (a) all items of indebtedness for borrowed money, obligations, and liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, joint or several, contingent or otherwise), which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any Lien existing on Property of such Person or a Subsidiary of such Person, (b) the deferred purchase price of Property or services and direct and contingent obligations incurred in connection with letters of credit and similar agreements and obligations as a lessee under leases which have been, or which in accordance with GAAP should be, capitalized for financial reporting purposes, (c) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations of such Person with respect to obligations of other Persons of the types described in clauses (a) and/or (b) of this definition, (d) liabilities for unfunded vested benefits under any Plan, and (e) all obligations to supply funds to, invest in or maintain working capital or equity capital of any other Person, or otherwise to maintain the net worth or solvency or any balance sheet condition of any other Person.

          "Debtor Relief Laws" means the Bankruptcy Code of the United States of
           ------------------
     America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws or general equitable principles from time to time in effect affecting the Rights of creditors generally.

          "Default Rate" means a per annum rate of interest equal to the Base
           ------------
     Rate plus five percent (5%), but in no event to exceed the Highest Lawful Rate.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
     incorporated) which together with the Borrower would be treated as a single employer under Section 4001 of ERISA.

          "Event of Default" means any of the events specified in Section 7.1,
           ----------------
     provided that the requirements, if any, for the giving of notice, the lapse of time, or both, or any other condition specified in Section 7.1 have been satisfied.

          "Federal Funds Rate" means at any time a fluctuating interest rate per
           ------------------
     annum equal for each day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

          "Financial Statements" means statements of financial condition, as at
           --------------------
     the point in time and for the period indicated, and consisting of at least a balance sheet and related statements of operations, stockholders' equity and cash flows, and, when audited, accompanied by the certification of independent certified public accountants, and footnotes to any of the foregoing.

          "GAAP" means generally accepted accounting principles established by
           ----
     the Financial Accounting Standards Board and in effect in the United States from time to time during the term of this Agreement and applied on a basis consistent with that adopted in the Financial Statements.

          "Highest Lawful Rate" means the maximum rate (or, if the context so
           -------------------
     permits or requires, an amount calculated at such rate) of interest (if any) that, at the time in question, would not cause the interest charged on the Obligations owed to the Lender to exceed the maximum amount that the Lender would be allowed to contract for, charge, take, reserve or receive under applicable Law after taking into account, to the extent required by applicable Law, all relevant payments and charges under the Loan Documents.

          "Investment" in any Person means any stock, bond, note or other
           ----------
     evidence of Debt or any other security (other than current trade and customer accounts) of, investment or partnership interest in or loan to, such Person.

          "Laws" means all applicable statutes, laws, ordinances, rules,
           ----
     rulings, interpretations, regulations, judgments, requirements, governmental authorizations (including licenses, permits, franchises and other governmental consents necessary for the ownership or operation of Property), orders, writs, injunctions or decrees (or interpretations of any of the foregoing) of any political subdivision, state, commonwealth, nation, country, territory, possession, county, parish, municipality or Tribunal.

          "Lender" has the meaning indicated in the opening paragraph hereof.
           ------

          "Lien" means any lien, charge, claim, restriction, mortgage,
           ----
     mechanic's lien, materialmen's lien, pledge, hypothecation, inchoate lien, assignment, deposit arrangement, conditional sale or other title retention agreement, financing lease, security interest, security agreement or other encumbrance, whether arising by contract or under Law, and includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, leases and other title exceptions and the filing of any financing statement under the Uniform Commercial Code of the State of Texas or comparable Law of any jurisdiction.

          "Limitation Period" means any period during which the calculation of
           -----------------
     interest as provided in any of the Loan Documents would result in interest exceeding the Highest Lawful Rate.

          "Liquid Investments" means Investments in (a) United States government
           ------------------
     issued securities, obligations of the United States government or any agency thereof and any obligations guaranteed by the United States government with maturities of no more than one year, (b) certificates of deposit or repurchase agreements issued by the Lender, (c) certificates of deposit, in an aggregate amount not to exceed $100,000.00 at any one time as to any one issuer, issued by other banks or financial institutions organized under the Laws of the United States or any state thereof, having capital surplus and undivided profits aggregating at least $100,000,000.00 and with deposits insured by the Federal Deposit Insurance Corporation, and
     (d) commercial paper with a rating by Moody's Investor Service, Inc. of no less than A and with maturities of no more than nine months from the date of acquisition thereof.

          "Litigation" means any proceeding, claim, lawsuit, and/or
           ----------
     investigation conducted, or threatened and known to the Person in question, by or before any Tribunal.

          "Loan Documents" means this Agreement, the Note, the Security
           --------------
     Documents and all other notes, deeds of trust, restatements, ratifications and amendments of deeds of trust, financing statements, guaranties, security agreements, pledge agreements, documents, instruments and other agreements now or hereafter delivered pursuant to the terms of, or in connection with, this Agreement, the Obligations and/or the Collateral, and all renewals, extensions and restatements of, and amendments and supplements to any or all of the foregoing.

          "Loans" means the loans and extensions of credit by the Lender to or
           -----
     for the account of the Borrower pursuant to this Agreement.

          "Material Adverse Effect" means any material and adverse effect on (a)
           -----------------------
     the assets, liabilities, financial condition, business or operations of the Borrower that are material to the business or financial condition of the Borrower, or (b) the ability of the Borrower to meet its Obligations under any of the Loan Documents on a timely basis as provided herein or therein.

          "Mortgaged Properties" has the meaning given such term in the
           --------------------
     Revolving Credit Agreement.

          "Multi-employer Plan" means a Plan described in Section 4001(9)(3) of
           -------------------
     ERISA which covers employees of the Borrower or any ERISA Affiliate.

          "Note" means that certain promissory note in the face amount of
           ----
     $1,000,000.00 dated of even date herewith made by the Borrower to the order of the Lender, in the form attached hereto as Exhibit A, together with all deferrals, renewals or extensions thereof, which promissory note shall evidence the Advances made to the Borrower by the Lender pursuant to
     Section 2.1 and funds advanced and applied pursuant to Section 2.8.

          "Obligations" means all present and future loans, advances,
           -----------
     indebtedness, obligations, covenants and liabilities, and all renewals for any period, increases and extensions thereof, or any part thereof, now or hereafter owing to the Lender by the Borrower arising from or pursuant to any of the Loan Documents, together with all interest accruing thereon, and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, and all other indebtedness or obligations of any type whatsoever now or hereafter owing to the Lender by the Borrower, whether or not in connection with any of the Loan Documents.

          "Oil and Gas Properties" means fee, leasehold or other interests in or
           ----------------------
     under mineral estates or oil, gas and other liquid or gaseous hydrocarbon leases with respect to properties situated in the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and properties, real or personal, appertaining, belonging, affixed or incidental thereto.

          "PBGC" means the Pension Benefit Guaranty Corporation, or any
           ----
     successor thereof, established pursuant to Subtitle A of Title IV of ERISA.

          "Permitted Liens" means: (a) Liens for Taxes, not yet due or which are
           ---------------
     being Contested in Good Faith; (b) Liens in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old age pension or public liability obligations which are not yet due or which are being Contested in Good Faith; (c) vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other similar Liens arising by operation of Law in the ordinary course of business or incident to the construction or improvement of any Property in respect of obligations which are not yet due or which are being Contested in Good Faith; (d) Liens to operators and non-operators under joint operating agreements arising in the ordinary course of business to secure amounts owing, which amounts are not yet due or are being Contested in Good Faith; (e) Liens under production sales agreements, division orders, operating agreements and other agreements customary in the oil and gas business for processing, producing and selling hydrocarbons;
     (f) Liens created in favor of the Lender securing Obligations hereunder or other Debt of the Borrower owed the Lender and other Liens expressly permitted under the Security Documents; (g) easements, rights-of-way, restrictions and other similar encumbrances, and minor defects in the chain of title which are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of the owner of the Property or materially detract from the value or use of the Property to which they apply; (h) Liens of record under terms and provisions of the leases, unit agreements, assignments and other transfer of title documents in the chain of title under which the owner of the relevant Property acquired such Property; and (i) Liens securing the purchase price or existing under conditional sale contracts, title retention contracts or lease agreements for equipment purchased or leased in the normal course of business of the Borrower, provided that such Lien shall not extend to or cover any other Property of the Borrower.

          "Person" means any individual, sole proprietorship, firm, corporation,
           ------
     trust, association, institution, partnership, joint venture, limited liability company, Tribunal or other entity.

          "Plan" means any pension plan that is covered by Title IV of ERISA and
           ----
     maintained by the Borrower or any such plan to which the Borrower is required to contribute.

          "Preferred Stock" means shares of the Borrower's $4.00 Senior
           ---------------
     Preferred Stock more particularly described in and offered pursuant to that certain Offering Circular and Consent Solicitation of the Borrower dated February 3, 1995.

          "Property" means any interest in any kind of property or asset,
           --------
     whether real, personal or mixed, tangible or intangible.

          "Reportable Event" and "Prohibited Transaction" have the meanings
           ----------------       ----------------------
     given to those terms under ERISA.

          "Revolving Credit Agreement" means that certain Amended and Restated
           --------------------------
     Credit Agreement dated May 12, 1995 as amended by that certain First Amendment to Amended and Restated Credit Agreement dated January 16, 1996 and that certain Second Amendment to Amended and Restated Credit Agreement dated August 15, 1996 by and between the Borrower and the Lender, as may be further amended from time to time.

          "Rights" means rights, remedies, powers and privileges.
           ------

          "Section" or "Subsection" means a section or subsection in this
           -------      ----------
     Agreement unless specified otherwise.

          "Security Documents" means the documents described in Subsection
           ------------------
     3.1(a)(5) of this Agreement and all other documents now or hereafter existing which provide the Lender with Collateral, as the same may be amended or restated from time to time.

          "Subsidiary" of any Person means any corporation of which an aggregate
           ----------
     of fifty percent (50%) or more of the stock of any class or classes is owned of record or beneficially, directly or indirectly, by such Person, if the holders of the stock of such class or classes are ordinarily entitled to vote for the election of a majority of the directors (or individuals performing similar functions) of such corporation (irrespective of whether, at the time in question, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency).

          "Taxes" means all taxes, assessments, filing or other fees, levies,
           -----
     imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or charges, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Tribunal.

          "Termination Date" means February 16, 1997.
           ----------------

          "Tribunal" means any court, governmental department or authority,
           --------
     commission, board, bureau, agency, arbitrator or instrumentality of any state, political subdivision, commonwealth, nation, territory, county, parish or municipality, whether now or hereafter existing, having jurisdiction over the Lender, the Borrower or any of their respective Property.

          "Unmatured Event of Default" means any event or occurrence which
           --------------------------
     solely with the lapse of time or the giving of notice or both will ripen into an Event of Default.

          "Unused Amount of the Commitment" means an amount calculated for each
           -------------------------------
     day the Commitment is in existence and which equals the difference between
     (a) $1,000,000.00 and (b) the cumulative amount of all Advances evidenced by the Note.

          1.2  Accounting Terms.  All accounting and financial terms used in any
               ----------------
of the Loan Documents and the compliance with each covenant contained in the Loan Documents that relates to financial matters shall be determined in accordance with GAAP, except to the extent that a deviation therefrom is expressly stated in such Loan Documents.

          1.3  Number and Gender of Words.  Whenever the singular number is used
               --------------------------
in any Loan Document, the same shall include the plural where appropriate, and vice versa; words of any gender in any Loan Document shall include each other
---- -----
gender where appropriate; and the words "herein," "hereof," "hereunder" and other words of similar import refer to the relevant Loan Document as a whole and not to any particular part, section or subdivision thereof.

                                   ARTICLE 2
                                   ---------

                               TERMS OF FACILITY
                               -----------------

          2.1  Advancing Commitment.  Subject to the terms and conditions
               --------------------
(including, without limitation, the right of the Lender to terminate the Commitment hereunder upon an Event of Default and suspend the Commitment upon an Unmatured Event of Default) and relying on the representations and warranties contained in this Agreement and the other Loan Documents, from time to time until the Termination Date, the Lender agrees to make Advances to the Borrower following receipt by the Lender of a Borrowing Request on or before 10:00 a.m. Central Standard or Daylight Savings Time, as the case may be, one (1) Business Day prior to the date of the requested Advance, in such amounts as the Borrower may request, provided, however, that each Advance shall be in an amount not less than $50,000.00 and such Advances shall not exceed either singularly or cumulatively $1,000,000.00. The Borrower may transmit Borrowing Requests to the Lender by mail, personal delivery, telefacsimile, telex or other method; but the Lender shall not be obligated to make Advances on the requested date unless the Lender has received, on or before 10:00 a.m. Central Standard or Daylight Savings Time, as the case may be, one (1) Business Day prior to such date a Borrowing Request.

          The Advances made by the Lender to the Borrower pursuant to the Commitment shall be made at the office of the Lender at 910 Travis, Houston, Texas 77002 and shall be evidenced by the Note.

          2.2  Advances and Payments Under the Note.  The Lender is authorized
               ------------------------------------
by the Borrower to attach to and to make a part of the Note a ledger (and continuations thereto, if necessary) reflecting the amount of all Advances made by the Lender and each payment made by the Borrower. Each time such an Advance is made against or payment (including a prepayment) is made on the Note, the Lender is authorized but not required to make a notation on the ledger forming a part thereof reflecting the amount advanced or paid and the date thereof; provided, however, that the failure of the Lender to do so shall not relieve the Borrower of its liability hereunder or under the Note.

          The aggregate unpaid amount of such Advances reflected by the notations by the Lender on its records or the ledger sheets affixed to the Note shall be deemed rebuttably presumptive evidence of the principal amounts owing on the Note. The liability for payment of principal and interest evidenced by the Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and the other Loan Documents and interest accrued on such amounts calculated in accordance with this Agreement.

          2.3  Repayment Provisions.  All outstanding principal Debt for all
               --------------------
Advances evidenced by the Note and made by the Lender shall be paid on the Termination Date; provided, however, promptly upon each receipt of funds from the $25.00 Preferred Stock issuance a prepayment in the amount of such funds shall be due and payable and shall be applied first to accrued and unpaid interest and then to the principal balance of the Note.

          Interest as it accrues on principal amounts evidenced by the Note and calculated as provided herein and in the Note shall be due and payable monthly commencing on the last day of August, 1996, and continuing thereafter on the last day of each succeeding calendar month while any amount remains owing on the Note and upon the Termination Date, the interest payment in each instance to be that which has been earned and remains unpaid.

          All payments required pursuant to this Agreement or the Note shall be made in immediately available funds; shall be deemed received by the Lender on the next Business Day following receipt if such receipt is after 2:00 p.m. on any Business Day; and shall be made at the offices of the Lender at 910 Travis, Houston, Texas 77002, provided, however, the Lender may, upon notice to the Borrower, designate a different place of payment.

          Certain of the Security Documents contain an assignment unto and in favor of the Lender of all oil, gas and other minerals produced and to be produced from or attributable to the Mortgaged Properties such Security Documents encumber together with all of the revenues and proceeds attributable to such production, and such Security Documents further provide that all such revenues and proceeds which may be so collected by the Lender pursuant to such assignment shall be applied to the payment of the Note and the satisfaction of all other Debt to be secured by such Security Documents. The Lender and the Borrower expressly acknowledge and agree that so long as no Event of Default shall have occurred and be continuing, the Lender shall be entitled only to payment on the Note as set forth in the preceding paragraphs of this Section 2.3, and the Borrower, to the extent of its rights apart from this Agreement, shall be entitled to receive all proceeds of production directly from the relevant purchasers or parties accounting for proceeds from the sale of production. In connection with the rights of the Lender to all proceeds of production upon the occurrence and continuation of an Event of Default, the Borrower hereby grants the Lender a power of attorney, which power is coupled with an interest and is irrevocable, to complete in all respects and deliver to the addressee the letter transfer orders executed in connection with the Security Documents upon the occurrence and continuance of an Event of Default.

          2.4  Interest Rates.  Principal amounts outstanding under the Note
               --------------
shall bear interest at the Advancing Rate (but in no event greater than the Highest Lawful Rate) per annum, calculated on a year of three hundred sixty-five
(365) or three hundred sixty-six (366) days, as the case may be, and counting the actual number of days elapsed. Should default occur in the payment of the Note and collection proceedings be instituted, all past due interest and principal under the Note shall bear interest at the lesser of the Highest Lawful Rate or the Default Rate per annum, calculated on a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and counting the actual number of days elapsed; and if no Highest Lawful Rate exists, all past due interest and principal under the Note shall bear interest at the Default Rate, calculated on a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and counting the actual number of days elapsed.

          2.5  Commitment Fee.   As consideration for the Commitment, the
               --------------
Borrower shall pay to the Lender a commitment fee equal to one percent (1%) per annum (computed on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and counting the actual number of days elapsed) of the average daily Unused Amount of the Commitment during the period of determination. This commitment fee shall commence to accrue as of the date of this Agreement and shall cease to accrue on the earlier of the Termination Date or the day the Commitment is otherwise terminated hereunder. Accrued commitment fees under this Section 2.5 shall be payable on September 1, 1996 and on the first day after the earlier of the Termination Date or the day the Commitment is otherwise terminated hereunder and shall be determined for each period from and inclusive of the date on which this Agreement was executed or the previous payment date, as the case may be, but exclusive of the date of payment.

          2.6  Facility Fee.  As consideration for the Commitment, the Borrower
               ------------
shall pay to the Lender on the date on which this Agreement is executed by the Borrower and the Lender a facility fee equal to $25,000.00.

          2.7  General Provisions Relating to Interest.  It is the intention of
               ---------------------------------------
the parties hereto to comply strictly with the applicable usury Laws as in effect from time to time; and in this connection, there shall never be taken, reserved, contracted for, collected, charged or received on any Loan or any other Obligation interest in excess of that which would accrue at the Highest Lawful Rate. For purposes of Article 5069-1.04, Vernon's Texas Civil Statutes,
                                                          --------------------
as amended, the Borrower agrees that the Highest Lawful Rate shall be the "indicated rate ceiling" as defined in such article, provided that the Lender may also rely, to the extent permitted by applicable Laws, on alternative maximum rates of interest under such other applicable Laws, if greater.

          Notwithstanding anything herein or in the Note or the other Loan Documents to the contrary, if during any Limitation Period the calculation of interest at the rate otherwise due to the Lender would result in interest in excess of that which would accrue at the Highest Lawful Rate, then during such Limitation Period, the interest rate to be charged on the Obligations shall be the Highest Lawful Rate, and the requirement of the Borrower for the payment of other amounts, if any, constituting interest, shall be suspended only to the extent that such fees are, when added to interest accruing on the Note and other Obligations, if any, in excess of the Highest Lawful Rate. During any period of time following a Limitation Period, to the extent permitted by Laws applicable to the Lender, the interest rate to be charged on the Obligations shall remain at the Highest Lawful Rate until such time as there has been paid to the Lender:
(a) the amount of interest in excess of the amount accruing at the Highest Lawful Rate that the Lender would have received during the Limitation Period if the otherwise applicable rate had been in effect at all times and (b) all interest and fees otherwise payable to the Lender hereunder as if the otherwise applicable rate had been in effect at all times during such Limitation Period.

          If under any circumstances the aggregate amount paid on the Obligations includes amounts that are by Law deemed to be interest which exceed the Highest Lawful Rate (the "excess interest"), the Borrower stipulates that
                              ---------------
such payment and collection will have been and will be deemed to have been, to the fullest extent permitted by applicable Laws, the result of mathematical error on the part of the Borrower and the Lender, and the Lender shall promptly credit the amount of such excess interest on the principal amount of the outstanding Obligations, or if the principal amount of the Obligations shall have been paid in full, refund the excess interest to the Borrower. In the event that the maturity of the

Note is accelerated by reason of an election of the Lender resulting from any Event of Default or by reason of operation of Subsection 7.3(a), or in the event of any prepayment, then such consideration that constitutes interest under Laws applicable to the Lender may never exceed the Highest Lawful Rate, and excess interest, if any, provided for in the Note, this Agreement or otherwise shall be cancelled automatically by the Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded by the Lender to the Borrower.

          All sums paid, or agreed to be paid, to the Lender for the use, forbearance, and detention of the proceeds of the Loans shall, to the extent permitted by applicable Law, be amortized, prorated, allocated, and spread throughout the full term of the Obligations until paid in full so that the actual rate of interest is uniform, but does not exceed the Highest Lawful Rate, throughout the full term hereof.

          2.8  Loans to Satisfy Obligations.  The Lender may, but shall not be
               ----------------------------
obligated to, make Loans and apply proceeds thereof to the satisfaction of any warranty, representation, covenant or other Obligation of the Borrower contained in this Agreement or the other Loan Documents and which are necessary, in the good faith opinion of the Lender, to enforce its Rights, protect or preserve the Collateral or the Liens thereon in favor of the Lender and the priorities thereof, or avoid a Material Adverse Effect, and contemporaneously with so doing, the Lender shall furnish the Borrower written notice as to the amount and date of any such Loan. The Lender shall not advance funds pursuant to this Section without notifying the Borrower of the warranty, representation, covenant or other Obligation to be satisfied by such proposed advance of funds and shall give the Borrower fifteen (15) days from the date of such notice to satisfy such warranty, representation, covenant or other Obligation. Any funds so advanced and applied shall be evidenced by the Note, shall be payable on demand and shall bear interest at the Default Rate from the time of the making of such Loan until the time of repayment.

          2.9  Voluntary Prepayment.  The Borrower shall have the right and
               --------------------
option to prepay, at any time without premium or penalty, all or any part of the balance outstanding on the Note. Any such prepayments of Debt evidenced by the Note shall be applied to the payment of accrued and unpaid interest and to the reduction of principal as elected by the Borrower.

          2.10      Yield Protection.  If at any time after the date hereof, and
                    ----------------
from time to time, the Lender determines that the adoption or modification of any Laws regarding the required levels of reserves of the Lender, deposit insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any Tribunal, central bank or comparable agency charged with the interpretation, administration or compliance of the Lender with any of such requirements, has or would have the effect of (a) increasing the costs of the Lender relating to the Obligations of the Borrower or (b) reducing the yield or rate of return of the Lender on the Obligations of the Borrower to a level below that which the Lender could have achieved but for the adoption or modification of any such requirements, the Borrower shall, within fifteen (15) days of any request by the Lender, pay to the Lender such additional amounts as (in the good faith judgment of the Lender based on reasonable computation) will compensate the Lender for such increase in costs or reduction in yield or rate of return of the Lender. The request by the Lender to the Borrower for such additional amounts shall also set forth the computation by the Lender of such requested additional amounts. No failure by the Lender to demand immediate payment of any additional amounts payable under this Section 2.10 shall constitute a waiver of the right of the Lender to demand payment of such amounts at any subsequent time. Nothing contained in this Section 2.10 shall be construed or so operate as to require the Borrower to pay any interest, fees, costs or charges greater than permitted by applicable Laws.

          2.11      Automatic Debit Authority. The Borrower hereby grants to the
                    -------------------------
Lender the authority, without any obligation or liability to any Person, including, without limitation, the Borrower, to debit automatically from the operating accounts of the Borrower maintained at the Lender any and all repayments of Debt due and payable hereunder or under the Note, fees due and payable hereunder and costs and expenses of the Lender the Borrower is obligated to reimburse hereunder.

          2.12      Security Interests in Deposits.  To secure the Debt of the
                    ------------------------------
Borrower evidenced by the Note, the Borrower hereby grants to the Lender a security interest against all funds or other Property of the Borrower now or hereafter or from time to time on deposit with or in the possession of the Lender, including, without limitation, all certificates of deposit and other depository accounts whether such have matured or the exercise of such right of the Lender results in loss of interest or other penalty on such deposits. Upon any Event of Default the Borrower may exercise any and all remedies against such funds or Property as a secured party under the Uniform Commercial Code as adopted in the State of Texas. Nothing in this Section shall be construed to limit any right of offset afforded the Lender.

                                   ARTICLE 3
                                   ---------

                             CONDITIONS PRECEDENT
                             --------------------

          3.1  Conditions to Initial Advance.  The obligation of the Lender to
               -----------------------------
make the initial Advance referred to in Section 2.1 is subject to the fulfillment of the following conditions precedent, with all documents to be delivered to the Lender to be in form and substance satisfactory to the Lender:

          (a) The Lender shall have received the following documents, appropriately executed and acknowledged and in multiple counterparts as requested by the Lender, except as to the Note :

          (1) This Agreement and the Note executed by the Borrower;

          (2) A copy of the articles of incorporation and bylaws of the Borrower and all amendments thereto, accompanied by a certificate issued by its secretary or assistant secretary that such copies are correct and complete;

          (3) Certificate of incumbency and signatures of all officers of the Borrower who will be authorized to execute the Loan Documents on its behalf, executed by the president or vice president and the secretary or an assistant secretary of the Borrower;

          (4) A copy of the corporate resolutions of the Borrower approving the Loan Documents and authorizing the transactions contemplated therein, duly adopted by its board of directors and accompanied by a certificate of the secretary or an assistant secretary of the Borrower to the effect that such copy is a true and correct copy of resolutions duly adopted by written consent or at a meeting of the board of directors, that such resolutions constitute all the resolutions adopted with respect to such transactions, and that such resolutions have not been amended, modified or revoked in any respect, and are in full force and effect as of the Closing Date;

          (5) The following documents creating, evidencing and perfecting Liens in favor or for the benefit of the Lender to secure the Obligations:

              (i) all of the mortgages, deeds of trust, collateral mortgages, security agreements and financing statements presently encumbering the Mortgaged Properties to secure the Debt governed by the Revolving Credit Agreement as amended to encumber the Mortgaged Property to secure the Obligations; and

             (ii) transfer orders directed to the party remitting to the Borrower proceeds from the sale of production from the Mortgaged Properties and instructing that such proceeds be remitted to the Lender for the account of the Borrower; and

          (6) Such other agreements, documents, instruments, certificates, waivers, consents and evidence as the Lender may reasonably request in compliance with or to accomplish the terms and provisions of any of the Loan Documents;

          (b) The representations and warranties contained in Article 4 shall be true and correct in all material respects on the date of execution of this Agreement;

          (c) No Event of Default or Unmatured Event of Default shall have occurred and be continuing;

          (d) All legal matters incident to the execution of this Agreement shall be satisfactory to the firm of Henderson Hammon & Carp, L.L.P., special counsel for the Lender.

          3.2  Further Conditions to Each Additional Advance.  The obligation of
               ---------------------------------------------
the Lender to make each additional Advance pursuant to Section 2.1 is subject to the fulfillment of the following further conditions precedent:

          (a) The representations and warranties contained in Article 4 shall be true and correct in all material respects as of the date of Advance;

          (b) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or will have occurred at the completion of making the Advance;

          (c) No Material Adverse Effect shall have occurred since the Closing Date;

          (d) The Lender shall have received a Borrowing Request and Compliance Certificate; and

          (e) All legal matters incident to the consummation of such Loan shall be satisfactory to the then special counsel for the Lender.

                                   ARTICLE 4
                                   ---------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          To induce the Lender to enter into this Agreement and to make the Loans hereunder, the Borrower represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Note and the making of the Loans) that:

          4.1  Existence and Good Standing.  The Borrower is a corporation, duly
               ---------------------------
organized, legally existing and in good standing under the Laws of the State of Delaware and is duly qualified and in good standing as a foreign corporation in all jurisdictions wherein the Mortgaged Properties owned or the business transacted by the Borrower makes such qualification necessary and where the failure to so qualify would have a Material Adverse Effect.

          4.2  Due Authorization.  The execution and delivery by the Borrower of
               -----------------
this Agreement and the borrowings hereunder, the execution and delivery by the Borrower of the Note and the other Loan Documents, the repayment of the Loans and interest and fees provided in the Note and this Agreement and the performance of all Obligations of the Borrower under this Agreement and the other Loan Documents, are within the corporate power of the Borrower, have been duly authorized by all necessary corporate action on behalf of the Borrower and do not (a) require the consent of any Tribunal or other Person which has not been obtained, (b) contravene or conflict with any provision of applicable Law or the charter or bylaws of the Borrower, (c) contravene, conflict with or result in a default under any indenture, instrument, contract or other agreement to which the Borrower is a party or by which its Properties may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien upon any Property of the Borrower, other than Permitted Liens.

          4.3  Valid and Binding Obligations.  This Agreement and the other Loan
               -----------------------------
Documents constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by Debtor Relief Laws.

          4.4  Scope and Accuracy of Financial Statements.  The Financial
               ------------------------------------------
Statements of the Borrower as of December 31, 1995, including any schedules and notes pertaining thereto, which have been delivered to the Lender have been prepared in accordance with GAAP and fairly and accurately present the financial condition and the results of the operations of the Borrower in all material respects, as of the dates and for the periods stated therein.

          4.5  Liabilities and Litigation.  Except for (a) liabilities shown in
               --------------------------
the Financial Statements of the Borrower as of December 31, 1995 and furnished to the Lender and (b) liabilities incurred in the ordinary course of business since the date of such Financial Statements, the Borrower does not have any material liabilities of any nature, direct or contingent; and the Borrower is not in default with respect to any such material liabilities or any material agreements by which it is bound.

          There is no judgment against the Borrower, nor is there any Litigation or other action of any nature pending before any Tribunal or, to the knowledge of the Borrower, threatened against or affecting the Borrower or its Property which, if determined adversely to the Borrower could reasonably be expected to have a Material Adverse Effect.

          4.6  Title to Assets.  The Borrower has indefeasible title to all of
               ---------------
its Property, free and clear of all Liens, except for Permitted Liens and other matters that could not reasonably be expected to have a Material Adverse Effect.

          4.7  Authorizations and Consents.  No authorization, consent,
               ---------------------------
approval, exemption, franchise, permit or license of, or filing (except for filings required to perfect and maintain perfection of the Liens created by the Security Documents) with, any Tribunal or any third Person is required to authorize, or is otherwise required in connection with, the valid execution, delivery and performance by the Borrower of this Agreement, the other Loan Documents or any other agreement contemplated hereby or the repayment by the Borrower of the Obligations.

          4.8  Compliance with Laws.  Neither the business nor any of the
               --------------------
activities of the Borrower as presently conducted violates any applicable Law, the result of which violation would have a Material Adverse Effect. The Borrower possesses all licenses, approvals, registrations, permits and other authorizations necessary to enable it to carry on its businesses in all material respects as now conducted. All such licenses, approvals, registrations, permits and other authorizations are in full force and effect. Furthermore, the Borrower does not have any reason to believe that it will be unable to obtain the renewal of any such licenses, approvals, registrations, permits and other authorizations in due course. No transaction contemplated by this Agreement or the other Loan Documents is in violation of any regulation promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, U or X.

          4.9  Proper Filing of Tax Returns and Payment of Taxes Due.  The
               ------------------------------------------------------
Borrower has duly and properly filed or extended the date for filing all Tax returns which are required to be filed by it and has paid all Taxes due pursuant to such returns or pursuant to any assessment received, except such Taxes, if any, as are being Contested in Good Faith. The charges and reserves on the Borrower's books with respect to any Taxes are adequate, and the Borrower does not owe any deficiency or additional assessment in a material amount in connection with Taxes.

          4.10  ERISA Compliance.  The Borrower does not currently contribute
                ----------------
to, or have any obligation to contribute to, and has not at any time contributed to, or had an obligation to contribute to, any Multi-employer Plan. Since the effective date of ERISA, no Reportable Event or Prohibited Transaction has occurred with respect to any Plan of the Borrower. Each Plan established or maintained by the Borrower meets the minimum funding standards of Section 302 of ERISA and otherwise is in compliance with all applicable provisions of ERISA. The Borrower has filed all reports required by ERISA and required to be filed by it with respect to each Plan. The Borrower does not have any knowledge of any event that could result in any material liability of the Borrower to the PBGC. The Borrower has met all requirements with respect to funding the Plans imposed on the Borrower by ERISA or the PBGC. Since the effective date of Title IV of ERISA, there have not been any, nor are there now existing any, events or conditions that would permit any Plan to be terminated under circumstances that would cause the lien provided under Section 4068 of ERISA to attach to the assets of the Borrower. The value of the Plans' benefits guaranteed under Title IV of ERISA on the date hereof does not exceed the value of such Plans' assets allocable to such benefits as of the date of this Agreement and shall not be permitted to do so hereafter.

          4.11  Investment Company Act Compliance.  The Borrower is not an
                ---------------------------------
"investment company" or directly or indirectly controlled by or acting on behalf of any Person which is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          4.12  Public Utility Holding Company Act Compliance.  The Borrower is
                ---------------------------------------------
not subject to the provisions of the Public Utility Holding Company Act of 1935, as amended.

          4.13  Lien Priority.  The Liens created in favor of the Lender under
                -------------
the Security Documents constitute and shall remain first priority Liens to secure the Obligations, subject only to Permitted Liens.

          4.14  Use of Proceeds.  All proceeds of Advances made pursuant to this
                ---------------
Agreement will be used to purchase producing Oil and Gas Properties or for developmental drilling.

          4.15  Full Disclosure.  All of the Loan Documents and all written
                ---------------
statements furnished by the Borrower in connection with the consummation of the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date made or deemed made.

          4.16  Places of Business.  The chief executive office and principal
                ------------------
place of business of the Borrower is at 1201 Louisiana, Suite 3350, Houston, Texas 77002. All records of the Borrower are maintained at such offices, 306 West 7th Street, Suite 1025, Fort Worth, Texas 76102, or such other address of which the Borrower has provided advance written notice and with respect to which the Borrower has executed all documents reasonably requested by the Lender.

          4.17 Subsidiaries. The Borrower has no Subsidiaries as of the date of
               ------------
this Agreement.

                                   ARTICLE 5
                                   ---------

                             AFFIRMATIVE COVENANTS
                             ---------------------

          So long as any Obligations remain unpaid or unsatisfied or the Lender remains obligated to make Advances, and in absence of written consent of the Lender to the contrary:

          5.1  Maintenance and Access to Records.  The Borrower will keep
               ---------------------------------
adequate records, in accordance with GAAP or other established industry practices, of all of its material transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined and, at the Lender's reasonable request, make all such records available for the Lender's inspection and permit the Lender to make and take away copies thereof.

          5.2  Financial Statements.  The Borrower will deliver to the Lender,
               --------------------
as soon as available but in no event later than sixty (60) days after the end of each of the first three fiscal quarters of the Borrower, the unaudited Financial Statements of the Borrower reflecting the financial condition and results of operations of the Borrower as at the end of such period and from the beginning of such fiscal year to the end of such period, as applicable. Such Financial Statements shall be certified by the president or the chief financial or accounting officer of the Borrower as having been prepared in accordance with GAAP and presenting fairly the financial condition and the results of the operations of the Borrower subject to changes resulting from year-end audit adjustments.

          5.3  Annual Financial Statements.  The Borrower will deliver to the
               ---------------------------
Lender, as soon as available but in no event later than one hundred twenty (120) days after the close of each fiscal year of the Borrower, annual audited Financial Statements of the Borrower reflecting the financial condition of the Borrower, together with a report and opinion on such

Financial Statements issued by a nationally recognized firm of independent certified public accountants or another firm of independent certified public accountants satisfactory to the Lender.

          5.4  Compliance Certificates.  The Borrower will deliver to the Lender
               -----------------------
with the Financial Statements delivered pursuant to Sections 5.2 and 5.3 and with each Borrowing Request a duly executed Compliance Certificate.

          5.5  Statement of Material Adverse Effect.  The Borrower will deliver
               ------------------------------------
to the Lender, promptly upon any officer of the Borrower having knowledge of any Event of Default or event or condition (except for events or conditions as to the economy of the United States as a whole or the oil and gas industry as a whole) causing or likely to cause a Material Adverse Effect, a statement of the president, chief executive officer or chief financial officer of the Borrower setting forth the Event of Default or event or condition causing or likely to cause a Material Adverse Effect and the steps being taken with respect thereto.

          5.6  Title Defects.  Other than Permitted Liens, the Borrower will
               -------------
clear any title defects to the Mortgaged Properties material in value, in the sole reasonable opinion of the Lender, and, in the event any such title defects are not cured in a timely manner, pay all related costs and fees incurred by the Lender to do so.

          5.7  Additional Information.  The Borrower will furnish to the Lender,
               ----------------------
promptly upon the Lender's request from time to time, such additional financial or other information concerning the assets, liabilities, operations and transactions of the Borrower, as the Lender may reasonably request.

          5.8  Compliance with Laws and Payment of Taxes.  The Borrower will
               -----------------------------------------
comply in all material respects with all Laws and pay all Taxes, claims for labor, supplies, rent and other obligations which, if unpaid, might become a Lien against any of the Mortgaged Properties, except any of the foregoing being Contested in Good Faith.

          5.9  Maintenance of Existence and Good Standing.  The Borrower will
               ------------------------------------------
maintain its corporate existence or qualification and good standing in its jurisdiction of incorporation and in all jurisdictions wherein the Mortgaged Properties now owned or hereafter acquired or business now or hereafter conducted necessitates same and where the failure to so qualify would have a Material Adverse Effect.

          5.10  Further Assurances.  The Borrower will promptly cure any
                ------------------
defects, errors or omissions in the execution and delivery of the Loan Documents and, upon notice, take such other action and immediately execute and deliver to the Lender all such other and further instruments as may be reasonably required or desired by the Lender from time to time in compliance with the covenants and agreements made in this Agreement and the other Loan Documents, including, without limitation, taking such action as may be reasonably required to create, perfect and maintain Liens on the Collateral and all other Property intended as security for the Obligations.

          5.11  Initial Expenses of the Lender.  The Borrower will pay all
                ------------------------------
reasonable third party fees and expenses of the Lender incurred in connection with the preparation and negotiation of the Loan Documents, the satisfaction of the conditions precedent set forth in Article 3 and the consummation for the transactions contemplated herein, including attorneys' fees.

          5.12  Subsequent Expenses of the Lender.  Upon request, the Borrower
                ---------------------------------
will promptly reimburse the Lender for all amounts reasonably expended, advanced or incurred by the Lender in connection with the preparation of any additional Security Documents and any assignments of, renewals of and amendments to any of the Loan Documents. Upon request, the Borrower will promptly reimburse the Lender for all amounts reasonably expended, advanced or incurred by the Lender to collect the Note or to enforce the Rights of the Lender under this Agreement or any of the other Loan Documents, all of which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower by the Lender and which amounts will include, but not be limited to, (i) all court costs, (ii) attorneys' fees, (iii) fees of auditors and accountants, (iv) investigation expenses, (v) fees and expenses incurred in connection with the Lender's participation as a member of the creditors' committee in a case commenced under any Debtor Relief Laws, (vi) fees and expenses incurred in connection with lifting the automatic stay prescribed in 11 U.S.C. (S)362, and
(vii) fees and expenses incurred in connection with any action pursuant to 11 U.S.C. (S)1129 incurred by the Lender in connection with the collection of any sums due under this Agreement or the other Loan Documents, together with interest at the Default Rate, calculated on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, on each such amount from the date of notification to the Borrower that the same was expended, advanced or incurred by the Lender to, but not including, the date it is repaid to the Lender, with the Obligations under this Section surviving the non-assumption of this Agreement in a case commenced under any Debtor Relief Laws and being binding upon the Borrower, any guarantor or a trustee, receiver or liquidator of any such party appointed in any such case.

          5.13  Maintenance of Tangible Property.  The Borrower will maintain
                --------------------------------
all equipment situated on or used in the operation of the Borrowing Base Properties in good repair and working order and make all necessary replacements thereof and will operate the Borrowing Base Properties in a good and workmanlike manner and in accordance with standard industry practices, unless the failure to do so would not have a Material Adverse Effect.

          5.14  Maintenance of Insurance.  The Borrower will maintain insurance
                ------------------------
with respect to its Property and business against such liabilities, casualties, risks and contingencies and in such amounts as are customarily maintained in the industry, and furnish to the Lender, on the Closing Date and annually thereafter, certificates evidencing such insurance.

          5.15  Right of Inspection.  The Borrower will permit any authorized
                -------------------
representative of the Lender to visit and inspect, at the sole risk and expense of the Lender, any Collateral and any other Property of the Borrower at such reasonable times and as often as the Lender may request.

          5.16  Compliance with ERISA.  The Borrower will furnish to the Lender
                ---------------------
(a) promptly after the filing thereof with the United States Secretary of Labor or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder and (b) immediately upon becoming aware of the occurrence of any Reportable Event or Prohibited Transaction in connection with any Plan or any trust created thereunder, a written notice specifying the nature thereof, what action is being taken or is proposed to be taken with respect thereto, and, when known, any action taken by the Internal Revenue Service or any other Tribunal with respect thereto. The Borrower will fund all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect and timely file all reports required by ERISA and required to be filed by the Borrower with respect to each Plan.

          5.17  Notice.  The Borrower will immediately notify the Lender of (a)
                ------
the receipt of any notice from, or the taking of any action by, the holder of any promissory note or other evidence of Debt of the Borrower with respect to a claimed default, together with a statement specifying the notice given or other action taken by such holder and what action the Borrower is taking or proposes to take with respect thereto; (b) any legal, judicial or regulatory proceedings affecting the Borrower in which the amount involved is material and is not covered by insurance or that would, if adversely determined, have a Material Adverse Effect; (c) any dispute between the Borrower and any Tribunal or any Person that would, if adversely determined, have a Material Adverse Effect; (d) information that in any way relates to or affects the filing of any financing statement or other security instrument for the purpose of perfecting or continuing a Lien on the Collateral; (e) any event that materially and adversely affects the Collateral or the Rights of the Lender with respect to such Collateral; (f) the occurrence of any Event of Default; and (g) any event or condition (except for events or conditions to the economy of the United States as a whole or the oil and gas industry as a whole) which could reasonably be expected to cause a Material Adverse Effect.

                                   ARTICLE 6
                                   ---------

                              NEGATIVE COVENANTS
                              ------------------

          So long as any Obligations remain unpaid or the Lender remains obligated to make Advances, and in the absence of written consent of the Lender to the contrary:

          6.1  Other Debt of Borrower.  The Borrower will not incur, create,
               ----------------------
assume or suffer to exist any Debt except: (a) Loans hereunder, (b) other Debt owed the Lender, (c) unsecured current accounts payable incurred in the ordinary course of business, provided such accounts are paid within sixty (60) days of the invoice date or are being Contested in Good Faith, (d) Debt in the principal amount of $100,000.00 owed to Union Pacific Resources Company, and (e) other Debt not in excess of $100,000.00 at any one time.

          6.2  Guaranty of Payment or Performance.  The Borrower will not
               ----------------------------------
guarantee any contract or otherwise be or become liable in connection with any obligation of any Person, except that the foregoing restriction shall not apply to endorsements of instruments for collection in the ordinary course of business.

          6.3  Investments.  The Borrower will not make or agree to make or
               -----------
allow to remain outstanding any Investment, except (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, (b) Liquid Investments, and (c) loans and advances made to employees in the normal course of business.

          6.4  Mortgages or Pledges of Assets.  The Borrower will not create,
               ------------------------------
incur, assume or permit to exist any Lien on any of its Property (now owned or hereafter acquired), except Permitted Liens.

          6.5  Cancellation of Insurance.  The Borrower will not allow any
               -------------------------
insurance policy required to be carried hereunder to be terminated or lapse or expire without provision for adequate renewal or replacement thereof.

          6.6  Sales of Mortgaged Properties.  The Borrower will not sell,
               -----------------------------
transfer or otherwise dispose of any of the Mortgaged Properties; provided, however, the foregoing restriction shall not apply to sales of oil, gas and other minerals produced from or attributable to the Mortgaged Properties.

          6.7  Sale and Leaseback.  The Borrower will not enter into any
               ------------------
arrangement with any Person providing for the leasing by the Borrower of Property which has been or is to be sold or transferred by the Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of the Borrower.

          6.8  Dividends and Distributions. Except for (a) dividends payable in
               ---------------------------
Preferred Stock on the Preferred Stock, (b) the redemption of the Preferred Stock in connection with the issuance of nine (9) shares of common stock for each such share of Preferred Stock, (c) dividends not to exceed eight and one-half percent (8 1/2%) per annum with respect to the preferred stock described in
Section 6.9(c) and (d) the redemption of the preferred stock described in
Section 6.9(c) in connection with the issuance of its common stock, $.05 per share, the Borrower will not declare, pay or make, whether in cash or other Property, any dividend or distribution on, or purchase, redeem or otherwise acquire for value, any share of any class of its capital stock.

          6.9  Changes in Corporate Structure. The Borrower will not issue or
               ------------------------------
agree to issue additional shares of capital stock (provided, however, the foregoing restriction shall not apply to (a) the issuance or exchange, as consideration for Oil and Gas Properties, of shares of its common stock which do not aggregate in excess of twenty percent (20%) of the outstanding common shares from May 12, 1995, (b) the issuance, as bonus compensation to employees, directors or consultants of the Borrower, of shares of its common stock, (c) the contemplated issuance of up to 2,000,000 shares of its common stock, par value $.05 per share, and $5,000,000.00 of its preferred stock, with a dividend not to exceed eight and one-half percent (8 1/2%) per annum, pursuant to private placement offerings, (d) the issuance of up to 17,000,000 shares of its common stock, par value $.05 per share, in connection with the redemption of the Preferred Stock or (e) the issuance of its common stock, par value of $.05 per share, in connection with the conversion or redemption of the preferred stock described in clause (c) above); enter into any transaction of consolidation, merger or amalgamation; liquidate, wind up or dissolve (or suffer any liquidation or dissolution); or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its Property or business.

          6.10  Payment of Accounts Payable.  The Borrower will not allow any
                ---------------------------
account payable to be in excess of sixty (60) days past due, except such as are being Contested in Good Faith.

          6.11  Transactions with Affiliates.  The Borrower will not directly or
                ----------------------------
indirectly, enter into any transaction (including the sale, lease or exchange of Property or the rendering of service) with any of its Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate.

          6.12  Limitation on Negative Pledge Clauses.  The Borrower will not
                -------------------------------------
enter into any agreement with any Person other than the Lender which prohibits or limits the ability of the Borrower create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired.

          6.13  Nature of Business.  The Borrower will not make any material
                ------------------
change in the character of its business as carried on at the date hereof.

          6.14  No Subsidiaries.  The Borrower will not own any Subsidiary other
                ---------------
than Fremont Energy Corporation and Ridgepointe Resources, Inc.

          6.15 Hedge Agreements. The Borrower will not enter into any commodity
               ----------------
swap or hedge agreement.

                                   ARTICLE 7
                                  ----------

                               EVENTS OF DEFAULT
                               -----------------

          7.1 Events of Default. The occurrence of any of the following events
              -----------------
shall constitute an Event of Default:

          (a) The Borrower shall fail to pay when due any installment of principal or interest on the Note or any fee payable under this Agreement and, as to interest only, such failure to pay shall remain unremedied for in excess of five (5) days;

          (b) Default shall occur in the due observance or performance of any affirmative covenant required in this Agreement, the Note, any of the Security Documents or any of the other Loan Documents and such default shall remain unremedied for in excess of ten (10) days after the earlier of
     (i) written notice given by the Lender, or (ii) actual knowledge thereof by the Borrower;

          (c) Default shall occur in the due observance or performance of any negative covenant required in this Agreement, the Note, any of the Security Documents or any of the other Loan Documents;

          (d) Any Financial Statement, representation, warranty or certificate made or furnished by or on behalf of the Borrower to the Lender in connection with this Agreement or any other Loan Document, or as an inducement to the Lender to enter into this Agreement, or in any instrument furnished in compliance with or in reference to this Agreement or any other Loan

     Document, shall be materially false, incorrect, or incomplete at or as of the time made with the result of a Material Adverse Effect;

          (e) Default shall be made by the Borrower (as principal or guarantor or other surety) in payment or performance of any bond, debenture, note or other evidence of Debt for borrowed money having an outstanding principal amount in excess of $50,000.00, or under any credit agreement, loan agreement, indenture, promissory note or similar agreement or instrument executed in connection with any of the foregoing, and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto, with the effect of accelerating the maturity of any such Debt or establishing a right to accelerate the maturity of such Debt;

          (f) The Borrower shall file a petition seeking relief for itself under Debtor Relief Laws, or file an answer consenting to, admitting the material allegations of or otherwise not controverting, or fail timely to controvert a petition filed against it seeking relief under Debtor Relief Laws;

          (g) An order for relief shall be entered against the Borrower under any Debtor Relief Laws, which order is not stayed, or upon the entry of an order, judgment or decree by operation of Law or by a court of competent jurisdiction which is not stayed, ordering relief against the Borrower under, or approving as properly filed, a petition seeking relief against any such Person under the provisions of any Debtor Relief Laws, or appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of the Borrower or of any substantial part of its Property, or ordering the reorganization, winding up or liquidation of any the Borrower's affairs, or upon the expiration of ninety (90) days after the filing of any involuntary petition against the Borrower seeking any of the relief specified in the preceding Subsection or this Subsection without the petition being dismissed prior to that time;

          (h) The Borrower shall (i) make a general assignment for the benefit of its creditors, (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, sequestrator, trustee or custodian of the Borrower or any substantial part of its Property, (iii) admit insolvency or inability to pay its debts generally as such debts become due, (iv) fail generally to pay its debts as such debts become due, or (v) take any action (or an action shall be taken by its directors or majority stockholders) looking to the dissolution or liquidation of the Borrower;

          (i) Final judgment for the payment of money in excess of $50,000.00 shall be rendered against the Borrower and such judgment shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed;

          (j) The Security Documents shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, cease to create a valid Lien of the priority required thereby on any of the Collateral purported to be covered thereby, or, upon perfection, cease to be a perfected Lien on any of the Collateral purported to be covered thereby, or the Borrower or any other Person who may have granted or purported to grant such Lien shall so state in writing and such default shall remain unremedied for in excess of ten (10) days after the earlier of
     (i) written notice given by the Lender, or (ii) actual knowledge thereof by the Borrower;

          (k) A judgment creditor of the Borrower shall obtain possession of any of the Collateral by any means, including, without limitation, levy, attachment or self help;

          (l) The validity or enforceability of any of the Loan Documents shall be contested by the Borrower or the Borrower shall deny that it has any or further liability or Obligation under any of the Loan Documents or allege that any of the Loan Documents shall be construed or enforced other than in accordance with their terms;

          (m) The Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its Property with the intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which is fraudulent under any Debtor Relief Laws (except for such transfers in favor of the Lender); or shall have made any transfer (other than in the ordinary course of business) of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

          (n) The occurrence of an Event of Default as defined in the Revolving Credit Agreement.

          7.2  Rights Upon Occurrence of Unmatured Event of Default. At any time
               ----------------------------------------------------
that there exists an Unmatured Event of Default, any obligation of the Lender hereunder to make Advances to or for the benefit of the Borrower shall be suspended unless and until the

Lender shall reinstate the same in writing, the Unmatured Event of Default shall have been waived by the Lender or the relevant Unmatured Event of Default shall have been remedied prior to ripening into an Event of Default.

           7.3 Rights Upon Occurrence of an Event of Default.
               ---------------------------------------------

          (a) Upon the occurrence of any Event of Default specified in Subsections (f), (g) or (h) of Section 7.1, immediately and without notice,
     (i) all Obligations shall immediately become due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are expressly waived by the Borrower and (ii) all obligations of the Lender, if any, under this Agreement shall immediately and automatically cease and terminate unless and until the Lender shall reinstate any such obligation in writing.

          (b) Upon the occurrence and at any time during the continuance of any other Event of Default, (i) all obligations of the Lender, if any, under this Agreement shall immediately and automatically cease and terminate unless and until the Lender shall reinstate any such obligation in writing and (ii) the Lender may by written notice to the Borrower declare all Obligations to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intention to accelerate, notice of acceleration or other notice of any kind, all of which are expressly waived by the Borrower. The Borrower acknowledges and understands that under the Laws of the State of Texas, unless waived, the Borrower has the right to notice of the Lender's intent to accelerate the Obligations evidenced by the Note, the right to notice of the actual acceleration of the Obligations evidenced by the Note, and the right to presentment of the Note by the Lender's demand for payment. The Borrower acknowledges that it understands that it can waive these rights and by the Borrower's execution of this Agreement it agrees to waive its right to notice of intent to accelerate, its right to notice of acceleration, and its right to presentment or other demand for payment.

          (c) In addition to the foregoing, upon the occurrence of any Event of Default, the Lender may exercise any or all of the Rights provided in any or all of the Loan Documents.

                                   ARTICLE 8
                                   ---------

                                 MISCELLANEOUS
                                 -------------

          8.1  Notices.  Any notice required or permitted to be given under or
               -------
in connection with this Agreement or any of the other Loan Documents (except as may otherwise be expressly required therein) shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission confirmed by mailing (by certified mail, return receipt requested, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent or delivered,

          (a) if to the Borrower, to Amerac Energy Corporation, 1201 Louisiana, Suite 3350, Houston, Texas 77002, Attn: Jeffrey B. Robinson, or to such other address or to such individual's or department's attention as the Borrower may have furnished the Lender in writing; or

          (b) if to the Lender, to Bank One, Texas, National Association, 910 Travis, Houston, Texas 77002 (if personally delivered), or P.O. Box 2629, Houston, Texas 77252 (if mailed), Attn: Mr. Jeffrey W. Baker, or to such other address or to such individual's or department's attention as the Lender may have furnished the Borrower in writing.

Any communication so addressed and mailed shall be deemed to be given when so mailed, and any notice so sent by rapid transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for or actually received by an authorized officer of the Borrower or the Lender, as the case may be.

          8.2  Amendments and Waivers.  Any provision of this Agreement or any
               ----------------------
of the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Lender (and/or any other Person which is a party to any Loan Document being amended or with respect to which a waiver is being obtained).

          8.3  Invalidity.  In the event that any one or more of the provisions
               ----------
contained in this Agreement or any of the other Loan Documents shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other Loan Document.

          8.4  Survival of Agreements.  All representations and warranties of
               ----------------------
the Borrower herein or in the other Loan Documents and all covenants and agreements not fully performed before the effective date or dates of this Agreement or the other Loan Documents shall survive such date or dates.

          8.5  Successors and Assigns.  All covenants and agreements by or on
               ----------------------
behalf of the Borrower in this Agreement and all of the other Loan Documents shall bind its legal representatives, successors and assigns and shall inure to the benefit of the Lender and its legal representatives, successors and assigns. The Borrower may not assign its respective Rights or Obligations hereunder or under the Note without the prior consent of the Lender.

          8.6  Renewal, Extension or Rearrangement.  All provisions of this
               -----------------------------------
Agreement and of any other Loan Documents, as presently existing or as they may hereafter be amended, relating to the Note or other Obligations shall apply with equal force and effect to each and all promissory notes hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Obligations originally evidenced by the Note or of any part of such other Obligations.

          8.7  Waivers.  No waiver by the Lender of any of its Rights under this
               -------
Agreement, the other Loan Documents or otherwise shall be considered a waiver of any other or subsequent Right. No course of dealing on the part of the Lender, its officers, employees, consultants or agents, nor any failure or delay by the Lender with respect to exercising any Right under any of the Loan Documents shall operate as a waiver thereof.

          8.8  Cumulative Rights.  The Rights of the Lender under the Note, this
               -----------------
Agreement and each other Loan Document shall be cumulative, and the exercise or enforcement of any such Right shall not preclude the exercise or enforcement of any other Right.

          8.9  Taxes, Etc.  Any assessments, filing fees, mortgage registration
               -----------
tax, stamp tax or other charge in connection with the filing or recordation of any of the Security Documents with any governmental authority shall be paid by the Borrower.

          8.10      Exhibits; Conflicts.  The exhibits attached to this
                    -------------------
Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein. In the event of any direct conflict between any of the provisions of such exhibits or any of the other Loan Documents and the provisions of this Agreement, the provisions of this Agreement shall prevail.

          8.11      Titles of Articles, Sections and Subsections.  All titles or
                    --------------------------------------------
heading to articles, Sections, Subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, Sections, Subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

          8.12      Jurisdiction.  All actions or proceedings with respect to
                    ------------
the Note, this Agreement or any of the other Loan Documents may be instituted in the courts of the State of Texas, the United States District Court for the Southern District of Texas, or elsewhere to the extent that jurisdiction shall exist apart from the provisions of this Section, as the Lender may elect. By execution and delivery of this Agreement, the Borrower irrevocably and unconditionally submits to the jurisdiction (both subject matter and personal) of each such court, and irrevocably and unconditionally waives (a) any objection it may now or hereafter have to the laying of venue in any of such courts and
(b) any claim that any action or proceeding brought in any of such courts has been brought in an inconvenient forum. The Borrower hereby designates and appoints C T Corporation System as its authorized agent in the State of Texas to accept and acknowledge service of process in the State of Texas and agrees that any service of process upon such agent shall be deemed in every respect effective service. The Borrower agrees that so long as it shall be obligated to the Lender under any of the Loan Documents, it shall maintain a duly appointed agent satisfactory to the Lender for the service of process in the State of Texas and shall keep the Lender advised in writing of the identity and location of such agent. The failure of such agent to give notice to the Borrower of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.

          8.13      Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts and multiple originals of such counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof. Any executed Agreement or any counterpart thereof shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.14      Effectiveness.  This Agreement shall not be effective until
                    -------------
delivered to, accepted and executed by the Lender and the Borrower.

          8.15      Documents.  All Loan Documents and any other certificate,
                    ---------
agreement or other document provided or to be provided under the terms hereof shall be in form and substance satisfactory to the Lender.

          8.16      Rights of Third Person.  All provisions of this Agreement
                    ----------------------
are imposed solely and exclusively for the benefit of the Lender and the Borrower. No other Person shall have standing to require satisfaction for such provisions in accordance with their terms or be entitled to assume that the Lender will refuse to perform its obligations hereunder in the absence of strict compliance with any or all thereof, and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion its deems it advisable to do so.

          8.17      GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
                    -------------
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF TEXAS (EXCEPT TO THE EXTENT THE LOCATION OR NATURE OF THE COLLATERAL REQUIRES THE APPLICATION OF THE LAWS OF OTHER JURISDICTIONS TO BE APPLIED AS TO MATTERS OF CREATION, PERFECTION AND PRIORITY OF LIENS AND THE RIGHTS OF THE LENDERS OR THE AGENT UPON DEFAULT), PROVIDED, HOWEVER, THAT THE PROVISIONS OF CHAPTER 15, TITLE 79 OF THE REVISED CIVIL STATUTES OF TEXAS (ARTICLE 5069-15.01, ET SEQ., TEX. REV. CIV. STAT. ANN.) SHALL
                                       -- ---
NOT APPLY TO ANY OF THE LOAN DOCUMENTS.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed effective as of the date first above written.

                                    AMERAC ENERGY CORPORATION


                                    By:
                                        ____________________________________
                                         Jeffrey L. Stevens
                                         Senior Vice President



                                    BANK ONE, TEXAS, NATIONAL
                                      ASSOCIATION


                                    By:
                                        ____________________________________
                                         Jeffrey W. Baker
                                         Vice President